EXHIBIT (4)

                             SUBSCRIPTION AGREEMENT

To:      SearchHelp, Inc.

         The undersigned,                          (print name(s)) hereby
                         -------------------------
acknowledges receipt of the prospectus, dated [             ], of SearchHelp,
                                               -------------
Inc. (the "Company") and subscribes for the following number of units, each consisting of one (1) share of common stock of the Company, one (1) warrant to purchase one (1) share of common stock of the Company at a purchase price of $.75 per share, and one (1) warrant to purchase one (1) share of common stock of the Company at a purchase price of $1.75 per share ("Unit"); of the Company upon the terms and conditions set forth therein:

Number of Units:                              All Subscriptions are subject to
                 ----------------             acceptance by the Company, to
                                              availability, and to certain other
                                              conditions, and any subscription
Price Per Unit:  $.50                         may be declined in whole or in
                                              monies without interest.
Payment Enclosed  $
                   ----------------
(a minimum investment requirement of $2,500 or 5,000 units)

Payment Instructions:
--------------------

PAYMENT BY WIRE
(If wiring funds, please give this page to your bank)
Your bank should wire transfer only U.S. dollars via Fedwire to:

HSBC Bank
50 Audrey Avenue
Oyster Bay, NY 11771
ABA #021001088
Account #945703180


IMPORTANT:

1) PLEASE HAVE YOUR BANK IDENTIFY ON THE WIRE TRANSFER THE NAME OF THE INTENDED INVESTOR.
2) WE RECOMMEND THAT YOUR BANK CHARGE ITS WIRING FEES SEPARATELY SO THAT AN EVEN AMOUNT MAY BE INVESTED.

PAYMENT BY CHECK

If payment is in check form, it must be in` U.S. dollars made payable to "SearchHelp, Inc. Escrow Account" and sent to: HSBC Bank, 50 Audrey Avenue, Oyster Bay, NY 11771.

THIS PAGE FOR CALIFORNIA AND OREGON RESIDENTS ONLY.
IF YOU ARE NOT A CALIFORNIA OR OREGON RESIDENT PROCEED TO THE NEXT PAGE.

Suitability Representations of California and Oregon Resident Investors
-----------------------------------------------------------------------
All California and Oregon residents must complete the following information. If you do not initial either box (1) or (2) and (3), you are not a suitable investor.

          * (1)   The  investor  hereby  certifies  that  he/she  is a  suitable
---------         investor because he/she has an individual  liquid net worth of
(Initial)         not less than  $75,000 and a gross  annual  income of not less than $50,000. (For purposes of this questionnaire, the meaning of "liquid net worth" shall exclude, home, home furnishings and automobiles.)

--------- * (2)   The  investor  hereby  certifies  that  he/she  is a  suitable
(Initial)         investor because he/she has an individual  liquid net worth of
                  $150,000. (For purposes of this questionnaire, the meaning of "liquid net worth" shall exclude, home, home furnishings and automobiles.)

          *
--------- * (3)   The  investor  hereby  certifies  that the  amount  he/she  is
(Initial)         investing in the Company does not exceed 10% of the investor's net worth

Date:                     , 2002                     Accepted by Company:
      --------------------

----------------------------------        --------------------------------------
(Signature of Subscriber)                (Signature of Authorized Officer/Title)

                                            for                     Shares
----------------------------------             ---------------------
(Signature of Subscriber)

----------------------------------
(Social Security or Tax I.D.)

----------------------------------
(Social Security or Tax I.D.)


The certificates for such stock are to be      Check one if more than one owner:
issued as follows:

----------------------------------                 ---    Joint tenants WRS

(Name(s))
----------------------------------                 ---    Tenants in Common

----------------------------------                 ---    Custodian under UGMA
(Address)
----------------------------------              Other:
                                                      --------------------------
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